REVOLVING CREDIT NOTE

                                                       Chicago, Illinois
  $18,000,000                                            January 6, 1999

      This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of January 6, 1999 entered into by and among Circuit Systems, Inc., an Illinois corporation, Circuit Systems of Tennessee, L.P., a Tennessee limited partnership, SVPC Circuit Systems, Inc., a California corporation, their successors and assigns (each a "Borrower" and collectively, the "Borrowers"), the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Agent (in such capacity, the "Agent") together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement").

      FOR VALUE RECEIVED, on or before the Revolving Credit Termination Date, each of the Borrowers promises to pay to the order of LaSalle National Bank, its successors and assigns (the "Lender") at the office of the Agent at 135 South LaSalle Street, Chicago, Illinois 60603 the principal sum of EIGHTEEN MILLION DOLLARS ($18,000,000) or so much of the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrowers which are outstanding pursuant to the Credit Agreement, together with per annum interest on the outstanding principal balance existing from time to time in accordance with the terms of the Credit Agreement.

      This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement and evidences Revolving Credit Loans which may be advanced and repaid and readvanced from time to time as Revolving Credit Loans as provided in the Credit Agreement. This Revolving Credit Note is secured by the Liens granted pursuant to the Credit Agreement and the other Loan Documents. All capitalized terms used in this Revolving Credit Note as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the meanings given them in the Credit Agreement. Reference is made to the Credit Agreement for provisions requiring prepayment of principal and for the acceleration of the maturity of this Revolving Credit Note. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if such terms, conditions, covenants, representations and warranties were fully set forth herein. This Revolving Credit Note is secured by the Liens granted pursuant to the Credit Agreement and the other Loan Documents.

      The sums advanced under this Revolving Credit Note shall bear interest commencing on the date hereof until maturity at the applicable Interest Rate Option as provided in the Credit Agreement. Interest on the unpaid principal balance hereof shall be due and payable and shall be calculated in accordance with the terms of the Credit Agreement, including, without limitation, at the Default Rate, whether or not judgment has been entered on this Revolving Credit Note.

      The interest rate accruing hereunder will be adjusted, when necessary and if appropriate, in accordance with the terms of the Credit Agreement.
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       All outstanding principal  hereunder, together  with all  accrued and unpaid interest hereon and all outstanding Obligations relating to the Revolving Credit Loans, shall be due and payable on the Revolving Credit Termination Date. All payments of principal and interest shall be made at the office of the Agent set forth above.

       Upon the occurrence of any Event of Default specified in the Credit Agreement, the principal hereof and accrued interest hereon may become forthwith due and payable and the Lender may exercise any other rights and remedies, including, without limitation, its rights and remedies against the Collateral given to secure the repayment of this Revolving Credit Note, all as provided in the Credit Agreement.

       All amounts payable under the terms of this Revolving Credit Note shall be payable with expenses of and costs of collection, including reasonable attorneys' fees, and without relief from valuation and appraisement laws. All payments on account of this Revolving Credit Note shall be applied first to expenses and costs of collection, next to all accrued and unpaid interest, to any unpaid Fees under the Credit Agreement, and to any other outstanding Obligations relating to the Revolving Credit Commitment, and only after the satisfaction of all of such expenses, fees, interest and costs, to principal.

  Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

  Time is of the essence of this Revolving Credit Note and each and every provision hereof.

       EACH BORROWER HEREBY  WAIVES THE RIGHT  TO TRIAL BY  JURY IN  ANY
  COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH ANY BORROWER IS A PARTY AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS REVOLVING CREDIT NOTE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

       IN WITNESS WHEREOF, this Revolving Credit Note has been duly executed and delivered as of this _______ day of January, 1999.

                                    Circuit Systems, Inc.


                                    By: /s/______________________
                                    Name: James E. Robbs
                                    Title:   VP Finance

                                    Circuit Systems of Tennessee, L.P.
                                    By Circuit Systems of Tennessee, Inc.,
                                    its general partner


                                    By: /s/______________________
                                    Name: James E. Robbs
                                    Title:   VP Finance

                                    SVPC Circuit Systems, Inc.


                                    By: /s/______________________
                                    Name: James E. Robbs
                                    Title: VP Finance